Exhibit 99.1

RCI Reports 3Q20 Results; Positive Operating Cash Flow During the Quarter

HOUSTON—August 10, 2020—RCI Hospitality Holdings, Inc. (Nasdaq: RICK) today reported results for the third quarter ended June 30, 2020 and filed its corresponding Form 10-Q. Results are not comparable to prior periods due to the Covid-19 pandemic. In line with government regulations, all locations remained closed in April, a number reopened in May and June, and some of those had to close temporarily before quarter-end.

Key Points

●	Total revenues of $14.7 million with $156 thousand in April, $5.7 million in May, and $8.9 million in June.
●	Net loss attributable to common shareholders of $5.5 million or $0.60 per share.
●	Positive operating cash flow. Net cash from operating activities and free cash flow* of $166 thousand.
●	Cash at June 30, 2020 was $14.8 million and accounts receivable were $5.5 million, including a $3.6 million income tax receivable.
●	Bombshells restaurants had record two-month revenues in May-June and quarterly segment operating margin of 22.3% that exceeded our FY20 target.
●	Nightclubs that were able to open performed well considering 3Q20’s operating environment.
●	July revenues totaled $7.6 million.
●	31 locations open as of today.
●	Approximately half of our team members are back at work after extensive furloughs in March.
●	All open locations follow Covid-19 safety standards for guests and team members, including mandatory mask, social distancing, occupancy and hourly restrictions, as well as closing temporarily for periodic sanitizing.
●	Though our cash flows are not what we anticipated at the start of FY20, the near-term outlook for our business remains strong, and we expect to generate adequate cash flows from operations over the next 12 months. Please see our 10-Q for further discussion.

Conference Call

A conference call to discuss 3Q20 results, outlook and related matters will be held today at 4:30 PM ET:

●	Live Participant Phone Number: Toll Free 877-407-9210, International 201-689-8049
●	To access the live webcast, slides or replay, visit: https://www.webcaster4.com/Webcast/Page/2209/36059
●	Phone replay: Toll Free 877-481-4010, International 919-882-2331, Passcode: 36059

CEO Comment

Eric Langan, President & CEO, said: “After more than five months, we are more confident in managing how the pandemic is affecting our businesses. By being agile, innovative and acting quickly, we believe we have made the company more resilient.

“We have significantly reduced our cost structure. All payments not deferred were made as required. We have learned how to safely open, close, and reopen locations, and have developed effective ways to serve guests and market our businesses in this new environment. In addition, we have been able to retain our key personnel and rehire many of our valuable team members.

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“We have also continued to pursue longer-term strategies. For example, during 3Q20 we sold the second of two excess parcels at Bombshells I-10 in Houston. This significantly reduced our total debt at this location as planned.

“Even with no sales in April, we ended 3Q20 with small but positive operating cash flow, sufficient working capital, and open locations that should provide us with ample staying power. When more locations open, such as our larger Florida and New York units, we believe our new cost structure and marketing should generate noticeably increased cash flow even with Covid-related restrictions.

“Our people have been unbelievable. A special thanks goes out to our team members for making all of this possible.”

As of the release of this report, we do not know the extent and duration of the impact of Covid-19 on our businesses due to the uncertainty about the spread of the virus. Lower sales, as caused by social distancing guidelines, could lead to adverse financial results. However, we will continually monitor and evaluate the situation and will determine any further measures to be instituted, including refinancing several of our debt obligations.

3Q20 Statement of Operations (All comparisons are to 3Q19 unless otherwise noted)

●	Consolidated revenues of $14.7 million declined 68.7%. Bombshells segment generated revenues of $4.3 million in May and $4.2 million in June. Nightclubs segment generated revenues of $1.3 million in May and $4.7 million in June.
●	All locations remained closed in April 2020. Following changing regional conditions and government regulations, 11 reopened by May 15, a total of 34 were open by May 31, a total of 40 were open by June 15, and a total of 29 were open at the end of 3Q20. As of today, we have 31 locations open.
●	Cost of goods was 16.2% of revenues compared to 14.2% due to a higher proportion of food sales.
●	Salaries and wages and SGA costs declined 48.9%. This reflected cost-cutting and fewer locations open, partially offset by one month of no open locations and new Covid-related safety costs.
●	Net other charges of $424 thousand compared to a net gain of $172 thousand. 3Q20 reflected $1.0 million in additional Covid-19 impairment and a $608 thousand gain from the sale of real estate, mainly excess property around Bombshells I-10. Most of the $1.9 million sale proceeds paid down related debt.
●	By segment, Bombshells had a $1.9 million operating profit at a 22.3% margin with a higher level of sales and more consistent occupancy while operating in line with indoor restrictions.
●	Nightclubs had a $3.1 million operating loss, which included depreciation of $1.5 million and net charges of $363 thousand (both non-cash).
●	Interest expense was 3.3% lower than a year ago due to debt paydowns prior to and during 3Q20.
●	Income tax was a $1.4 million benefit compared to a $1.8 million expense.
●	Weighted average number of common shares outstanding of 9.1 million declined 5.1% due to repurchases prior to 3Q20.

June 30, 2020 Balance Sheet (All comparisons are to March 31, 2020 unless otherwise noted)

●	Cash and cash equivalents of $14.8 million compared to $9.8 million.
●	Long-term debt of $142.7 million compared to $140.4 million. The increase primarily reflects the addition of a $5.4 million SBA loan partially offset by 3Q20 paydowns of other debt.

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*Non-GAAP Financial Measures

●	In addition to our financial information presented in accordance with GAAP, management uses certain non-GAAP financial measures, within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor non-GAAP financial measures because it describes the operating performance of the Company and helps management and investors gauge our ability to generate cash flow, excluding (or including) some items that management believes are not representative of the ongoing business operations of the Company, but are included in (or excluded from) the most directly comparable measures calculated and presented in accordance with GAAP. Relative to each of the non-GAAP financial measures, we further set forth our rationale as follows:
●	Non-GAAP Operating Income and Non-GAAP Operating Margin. We calculate non-GAAP operating income and non-GAAP operating margin by excluding the following items from income from operations and operating margin: (a) amortization of intangibles, (b) gains or losses on sale of businesses and assets, (c) gains or losses on insurance, (d) settlement of lawsuits, and (e) impairment of assets. We believe that excluding these items assists investors in evaluating period-over-period changes in our operating income and operating margin without the impact of items that are not a result of our day-to-day business and operations.
●	Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share. We calculate non-GAAP net income and non-GAAP net income per diluted share by excluding or including certain items to net income attributable to RCIHH common stockholders and diluted earnings per share. Adjustment items are: (a) amortization of intangibles, (b) gains or losses on sale of businesses and assets, (c) gains or losses on insurance, (d) unrealized gains or losses on equity securities, (e) settlement of lawsuits, (f) impairment of assets, and (g) the income tax effect of the above described adjustments. Included in the income tax effect of the above adjustments is the net effect of the non-GAAP provision for income taxes, calculated at 26.9% and 22.8% effective tax rate of the pre-tax non-GAAP income before taxes for the nine months ended June 30, 2020 and 2019, respectively, and the GAAP income tax expense (benefit). We believe that excluding and including such items help management and investors better understand our operating activities.
●	Adjusted EBITDA. We calculate adjusted EBITDA by excluding the following items from net income attributable to RCIHH common stockholders: (a) depreciation and amortization, (b) income tax expense (benefit), (c) net interest expense, (d) gains or losses on sale of businesses and assets, (e) gains or losses on insurance, (f) unrealized gains or losses on equity securities, (g) settlement of lawsuits, and (h) impairment of assets. We believe that adjusting for such items helps management and investors better understand our operating activities. Adjusted EBITDA provides a core operational performance measurement that compares results without the need to adjust for federal, state and local taxes which have considerable variation between domestic jurisdictions. The results are, therefore, without consideration of financing alternatives of capital employed. We use adjusted EBITDA as one guideline to assess our unleveraged performance return on our investments. Adjusted EBITDA is also the target benchmark for our acquisitions of nightclubs.
●	Management also uses non-GAAP cash flow measures such as free cash flow. Free cash flow is derived from net cash provided by operating activities less maintenance capital expenditures. We use free cash flow as the baseline for the implementation of our capital allocation strategy.

Note

All references to the “company,” “we,” “our,” and similar terms include RCI Hospitality Holdings, Inc. and its subsidiaries, unless the context indicates otherwise.

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About RCI Hospitality Holdings, Inc. (Nasdaq: RICK)

With more than 40 units, RCI Hospitality Holdings, Inc., through its subsidiaries, is the country’s leading company in gentlemen’s clubs and sports bars/restaurants. Clubs in New York City, Chicago, Dallas/Ft. Worth, Houston, Miami, Minneapolis, St. Louis, Charlotte, Pittsburgh, and other markets operate under brand names such as Rick’s Cabaret, XTC, Club Onyx, Vivid Cabaret, Jaguars Club, Tootsie’s Cabaret, and Scarlett’s Cabaret. Sports bars/restaurants operate under the brand name Bombshells Restaurant & Bar. Please visit http://www.rcihospitality.com/

Forward-Looking Statements

This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the company’s actual results to differ materially from those indicated in this press release, including, but not limited to, the risks and uncertainties associated with (i) operating and managing an adult business, (ii) the business climates in cities where it operates, (iii) the success or lack thereof in launching and building the company’s businesses, (iv) cyber security, (v) conditions relevant to real estate transactions, (vi) our ability to maintain compliance with the filing requirements of the SEC and the Nasdaq Stock Market, (vii) the impact and uncertainty of the coronavirus pandemic, and (viii) numerous other factors such as laws governing the operation of adult entertainment businesses, competition and dependence on key personnel. For more detailed discussion of such factors and certain risks and uncertainties, see RCI’s annual report on Form 10-K for the year ended September 30, 2019 and its latest Form 10-Q as well as its other filings with the U.S. Securities and Exchange Commission. The company has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.

Media & Investor Contacts

Gary Fishman and Steven Anreder at 212-532-3232 or gary.fishman@anreder.com and steven.anreder@anreder.com

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RCI HOSPITALITY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share and percentage data)

	For the Three Months Ended June 30,				For the Nine Months Ended June 30,
	2020		2019		2020		2019
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues
Sales of alcoholic beverages	$7,623	51.8%	$19,570	41.6%	$45,285	43.7%	$56,366	41.5%
Sales of food and merchandise	3,452	23.4%	7,046	15.0%	17,378	16.8%	19,175	14.1%
Service revenues	2,907	19.7%	17,299	36.8%	34,448	33.3%	51,609	38.0%
Other	739	5.0%	3,112	6.6%	6,430	6.2%	8,726	6.4%
Total revenues	14,721	100.0%	47,027	100.0%	103,541	100.0%	135,876	100.0%
Operating expenses
Cost of goods sold
Alcoholic beverages sold	1,245	16.3%	4,015	20.5%	8,826	19.5%	11,541	20.5%
Food and merchandise sold	1,125	32.6%	2,565	36.4%	5,917	34.0%	6,857	35.8%
Service and other	20	0.5%	121	0.6%	205	0.5%	307	0.5%
Total cost of goods sold (exclusive of items shown below)	2,390	16.2%	6,701	14.2%	14,948	14.4%	18,705	13.8%
Salaries and wages	5,421	36.8%	13,164	28.0%	30,866	29.8%	37,168	27.4%
Selling, general and administrative	8,908	60.5%	14,895	31.7%	39,889	38.5%	43,263	31.8%
Depreciation and amortization	2,235	15.2%	2,465	5.2%	6,696	6.5%	6,718	4.9%
Other charges (gains), net	424	2.9%	(172)	-0.4%	8,588	8.3%	(2,250)	-1.7%
Total operating expenses	19,378	131.6%	37,053	78.8%	100,987	97.5%	103,604	76.2%
Income (loss) from operations	(4,657)	-31.6%	9,974	21.2%	2,554	2.5%	32,272	23.8%
Other income (expenses)
Interest expense	(2,459)	-16.7%	(2,543)	-5.4%	(7,403)	-7.1%	(7,709)	-5.7%
Interest income	80	0.5%	92	0.2%	263	0.3%	218	0.2%
Unrealized gain (loss) on equity securities	31	0.2%	(38)	-0.1%	(103)	-0.1%	(408)	-0.3%
Income (loss) before income taxes	(7,005)	-47.6%	7,485	15.9%	(4,689)	-4.5%	24,373	17.9%
Income tax expense (benefit)	(1,437)	-9.8%	1,806	3.8%	(1,262)	-1.2%	5,547	4.1%
Net income (loss)	(5,568)	-37.8%	5,679	12.1%	(3,427)	-3.3%	18,826	13.9%
Net loss (income) attributable to noncontrolling interests	94	0.6%	(41)	-0.1%	135	0.1%	(109)	-0.1%
Net income (loss) attributable to RCIHH common shareholders	$(5,474)	-37.2%	$5,638	12.0%	$(3,292)	-3.2%	$18,717	13.8%

Earnings (loss) per share
Basic and diluted	$(0.60)		$0.59		$(0.36)		$1.94

Weighted average shares outstanding
Basic and diluted	9,125		9,620		9,224		9,671

Dividends per share	$0.03		$0.03		$0.10		$0.09

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RCI HOSPITALITY HOLDINGS, INC.

NON-GAAP FINANCIAL MEASURES

(in thousands, except per share and percentage data)

	For the Three Months		For the Nine Months
	Ended June 30,		Ended June 30,
	2020	2019	2020	2019
Reconciliation of GAAP net income (loss) to Adjusted EBITDA
Net income (loss) attributable to RCIHH common shareholders	$(5,474)	$5,638	$(3,292)	$18,717
Income tax expense (benefit)	(1,437)	1,806	(1,262)	5,547
Interest expense, net	2,379	2,451	7,140	7,491
Settlement of lawsuits	50	-	74	144
Impairment of assets	982	-	9,192	-
Gain on sale of businesses and assets	(608)	(265)	(645)	(2,487)
Unrealized loss (gain) on equity securities	(31)	38	103	408
Loss (gain) on insurance	-	93	(33)	93
Depreciation and amortization	2,235	2,465	6,696	6,718
Adjusted EBITDA	$(1,904)	$12,226	$17,973	$36,631

Reconciliation of GAAP net income (loss) to non-GAAP net income (loss)
Net income (loss) attributable to RCIHH common shareholders	$(5,474)	$5,638	$(3,292)	$18,717
Amortization of intangibles	149	165	462	474
Settlement of lawsuits	50	-	74	144
Impairment of assets	982	-	9,192	-
Gain on sale of businesses and assets	(608)	(265)	(645)	(2,487)
Unrealized loss (gain) on equity securities	(31)	38	103	408
Loss (gain) on insurance	-	93	(33)	93
Net income tax effect including rate change	(1,840)	(6)	(2,499)	327
Non-GAAP net income (loss)	$(6,772)	$5,663	$3,362	$17,676

Reconciliation of GAAP diluted earnings (loss) per share to non-GAAP diluted earnings (loss) per share
Diluted shares	9,125	9,620	9,224	9,671
GAAP diluted earnings (loss) per share	$(0.60)	$0.59	$(0.36)	$1.94
Amortization of intangibles	0.02	0.02	0.05	0.05
Settlement of lawsuits	0.01	-	0.01	0.01
Impairment of assets	0.11	-	1.00	-
Gain on sale of businesses and assets	(0.07)	(0.03)	(0.07)	(0.26)
Unrealized loss on equity securities	(0.00)	0.00	0.01	0.04
Loss (gain) on insurance	-	0.01	(0.00)	0.01
Net income tax effect including rate change	(0.20)	(0.00)	(0.27)	0.03
Non-GAAP diluted earnings (loss) per share	$(0.74)	$0.59	$0.36	$1.83

Reconciliation of GAAP operating income (loss) to non-GAAP operating income (loss)
Income (loss) from operations	$(4,657)	$9,974	$2,554	$32,272
Amortization of intangibles	149	165	462	474
Settlement of lawsuits	50	-	74	144
Impairment of assets	982	-	9,192	-
Gain on sale of businesses and assets	(608)	(265)	(645)	(2,487)
Loss (gain) on insurance	-	93	(33)	93
Non-GAAP operating income	$(4,084)	$9,967	$11,604	$30,496

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	-31.6%	21.2%	2.5%	23.8%
Amortization of intangibles	1.0%	0.4%	0.4%	0.3%
Settlement of lawsuits	0.3%	0.0%	0.1%	0.1%
Impairment of assets	6.7%	0.0%	8.9%	0.0%
Gain on sale of businesses and assets	-4.1%	-0.6%	-0.6%	-1.8%
Loss (gain) on insurance	0.0%	0.2%	0.0%	0.1%
Non-GAAP operating margin	-27.7%	21.2%	11.2%	22.4%

Reconciliation of net cash provided by operating activities to free cash flow
Net cash provided by operating activities	$166	$7,443	$12,147	$28,414
Less: Maintenance capital expenditures	-	955	2,111	2,072
Free cash flow	$166	$6,488	$10,036	$26,342

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RCI HOSPITALITY HOLDINGS, INC.

SEGMENT INFORMATION

(in thousands)

	For the Three Months		For the Nine Months
	Ended June 30,		Ended June 30,
	2020	2019	2020	2019
Revenues
Nightclubs	$6,013	$37,889	$75,239	$112,664
Bombshells	8,531	8,755	27,684	22,295
Other	177	383	618	917
	$14,721	$47,027	$103,541	$135,876

Income (loss) from operations
Nightclubs	$(3,088)	$14,034	$13,002	$44,499
Bombshells	1,903	686	4,166	1,543
Other	(95)	(111)	(480)	(406)
General corporate	(3,377)	(4,635)	(14,134)	(13,364)
	$(4,657)	$9,974	$2,554	$32,272

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RCI HOSPITALITY HOLDINGS, INC.

NON-GAAP SEGMENT INFORMATION

($ in thousands)

	For the Three Months Ended June 30, 2020					For the Three Months Ended June 30, 2019
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$(3,088)	$1,903	$(95)	$(3,377)	$(4,657)	$14,034	$686	$(111)	$(4,635)	$9,974
Amortization of intangibles	49	3	96	-	148	-	-	-	165	165
Settlement of lawsuits	50	-	-	-	50	-	-	-	-	-
Impairment of assets	982	-	-	-	982	-	-	-	-	-
Loss (gain) on sale of businesses and assets	(619)	16	-	(4)	(607)	(260)	-	-	(5)	(265)
Loss (gain) on insurance	-	-	-	-	-	93	-	-	-	93
Non-GAAP operating income (loss)	$(2,626)	$1,922	$1	$(3,381)	$(4,084)	$13,867	$686	$(111)	$(4,475)	$9,967

GAAP operating margin	-51.4%	22.3%	-53.7%	-22.9%	-31.6%	37.0%	7.8%	-29.0%	-9.9%	21.2%
Non-GAAP operating margin	-43.7%	22.5%	0.6%	-23.0%	-27.7%	36.6%	7.8%	-29.0%	-9.5%	21.2%

	For the Nine Months Ended June 30, 2020					For the Nine Months Ended June 30, 2019
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$13,002	$4,166	$(480)	$(14,134)	$2,554	$44,499	$1,543	$(406)	$(13,364)	$32,272
Amortization of intangibles	163	11	287	-	461	-	-	-	474	474
Settlement of lawsuits	74	-	-	-	74	129	3	-	12	144
Impairment of assets	8,947	245	-	-	9,192	-	-	-	-	-
Loss (gain) on sale of businesses and assets	(619)	16	-	(41)	(644)	(2,412)	1	-	(76)	(2,487)
Loss (gain) on insurance	(20)	-	-	(13)	(33)	93	-	-	-	93
Non-GAAP operating income (loss)	$21,547	$4,438	$(193)	$(14,188)	$11,604	$42,309	$1,547	$(406)	$(12,954)	$30,496

GAAP operating margin	17.3%	15.0%	-77.7%	-13.7%	2.5%	39.5%	6.9%	-44.3%	-9.8%	23.8%
Non-GAAP operating margin	28.6%	16.0%	-31.2%	-13.7%	11.2%	37.6%	6.9%	-44.3%	-9.5%	22.4%

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RCI HOSPITALITY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Three Months Ended		For the Nine Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(5,568)	$5,679	$(3,427)	$18,826
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,235	2,465	6,696	6,718
Deferred income tax expense (benefit)	(362)	106	(1,517)	1,237
Gain on sale of businesses and assets	(713)	(507)	(749)	(2,704)
Impairment of assets	982	-	9,192	-
Unrealized loss (gain) on equity securities	(31)	38	103	408
Amortization of debt discount and issuance costs	65	74	194	276
Deferred rent expense	-	47	-	236
Noncash lease expense	419	-	1,244	-
Loss (gain) on insurance	-	93	(33)	93
Doubtful accounts expense on notes receivable	495	-	495	-
Changes in operating assets and liabilities:
Accounts receivable	(1,970)	578	(53)	2,305
Inventories	108	95	(29)	(87)
Prepaid expenses, other current assets and other assets	2,102	649	4,942	4,199
Accounts payable, accrued and other liabilities	2,404	(1,874)	(4,911)	(3,093)
Net cash provided by operating activities	166	7,443	12,147	28,414
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of businesses and assets	1,936	2,240	2,041	5,106
Proceeds from insurance	-	-	945	-
Proceeds from notes receivable	1,152	39	1,555	107
Issuance of note receivable	-	-	-	(420)
Payments for property and equipment and intangible assets	(242)	(2,999)	(5,565)	(16,901)
Acquisition of businesses, net of cash acquired	-	-	-	(13,500)
Net cash provided by (used in) investing activities	2,846	(720)	(1,024)	(25,608)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt obligations	5,623	2,034	6,503	12,330
Payments on debt obligations	(3,392)	(5,347)	(7,489)	(18,634)
Purchase of treasury stock	-	(403)	(8,488)	(2,364)
Payment of dividends	(273)	(285)	(920)	(867)
Payment of loan origination costs	-	-	-	(20)
Distribution to noncontrolling interests	-	(21)	(31)	(21)
Net provided by (cash used) in financing activities	1,958	(4,022)	(10,425)	(9,576)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	4,970	2,701	698	(6,770)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	9,825	8,255	14,097	17,726
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$14,795	$10,956	$14,795	$10,956

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RCI HOSPITALITY HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	September 30,	June 30,
	2020	2019	2019
ASSETS
Current assets
Cash and cash equivalents	$14,795	$14,097	$10,956
Accounts receivable, net	5,529	6,289	5,001
Current portion of notes receivable	219	954	1,152
Inventories	2,627	2,598	2,502
Prepaid insurance	1,415	5,446	896
Other current assets	1,752	2,521	2,090
Assets held for sale	2,013	2,866	-
Total current assets	28,350	34,771	22,597
Property and equipment, net	181,960	183,956	191,493
Operating lease right-of-use assets, net	25,962	-	-
Notes receivable, net of current portion	2,896	4,211	3,810
Goodwill	47,109	53,630	55,271
Intangibles, net	73,224	75,951	76,285
Other assets	873	1,118	1,422
Total assets	$360,374	$353,637	$350,878

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$3,955	$3,810	$2,544
Accrued liabilities	10,286	14,644	9,117
Current portion of long-term debt, net	17,249	15,754	16,374
Current portion of operating lease liabilities	1,586	-	-
Total current liabilities	33,076	34,208	28,035
Deferred tax liability, net	20,141	21,658	22,076
Long-term debt, net of current portion and debt discount and issuance costs	125,487	127,774	130,205
Operating lease liabilities, net of current portion	25,863	-	-
Other long-term liabilities	372	1,696	1,656
Total liabilities	204,939	185,336	181,972

Commitments and contingencies

Equity
Preferred stock	-	-	-
Common stock	91	96	96
Additional paid-in capital	52,829	61,312	61,849
Retained earnings	102,837	107,049	106,976
Total RCIHH stockholders’ equity	155,757	168,457	168,921
Noncontrolling interests	(322)	(156)	(15)
Total equity	155,435	168,301	168,906
Total liabilities and equity	$360,374	$353,637	$350,878

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